Exhibit 99

ADP Reports Third Quarter Fiscal 2008 Results; Confirms Fiscal 2008 Revenue and EPS from Continuing Operations Growth Forecasts

ADP delivered 12% revenue growth and 18% diluted earnings per share from continuing operations growth in its fiscal third quarter. Segment operating results, including improved margins, and the benefit of fewer shares outstanding, resulted in strong EPS growth.

ROSELAND, N.J.--(BUSINESS WIRE)--Automatic Data Processing, Inc. (NYSE:ADP) announced 12% revenue growth to $2.4 billion for the third fiscal quarter ended March 31, 2008, Gary C. Butler, president and chief executive officer, announced today. Revenue growth benefited over 2% from favorable foreign exchange rates during the quarter. Pretax and net earnings from continuing operations grew 11% and 12%, respectively, compared with last year’s third quarter. Diluted earnings per share from continuing operations of $0.77 increased 18% from $0.65 a year ago on fewer average shares outstanding.

Fiscal year to date, ADP acquired nearly 24 million shares of its stock for treasury at a cost of almost $1.1 billion. At March 31, 2008, cash and marketable securities balances were $1.7 billion.

“I am pleased with the solid results ADP achieved for the third quarter,” Mr. Butler commented. “We are in the midst of a challenging economy, and as a result, growth in both new business sales and the number of employees on our clients’ payrolls moderated in the quarter. We have seen a lengthening of the sales cycle in the high-end of the market in National Accounts Services and GlobalView. Therefore, we have revised our forecast for the year to high single-digit new business sales growth, which is within our original forecast of high single-digit to low double-digit growth.”

Employer Services

“Employer Services’ revenues increased 9% for the third quarter, 8% organically, compared with a year ago. In the United States, revenues from our traditional payroll and payroll tax filing business grew 8%, and our beyond payroll revenues, excluding PEO Services revenues, grew 13%. The number of employees on our clients' payrolls in the United States increased 1.1% as measured on a same store sales basis for our Major Accounts Auto Pay clients. Pay growth in Europe continued to be positive compared with last year. During this critical year-end retention period, worldwide client retention increased 90 basis points over the prior year’s third quarter. Employer Services’ pretax margin improved 90 basis points as a result of continued operating leverage.”

“Combined new business sales for Employer Services and PEO Services grew over 4% worldwide. New business sales represent annualized recurring revenues anticipated from new orders. The quarter’s new business sales were strong in Small Business Services, Major Accounts Services, and in our International in-country business. Sales at the high-end of the market in National Accounts Services and GlobalView have moderated, reflecting a lengthening of the sales cycle, as evidenced by sales that we anticipated closing in the third quarter that instead closed in April.”

PEO Services

“PEO Services’ revenues increased 20% for the third quarter, all organic, compared with a year ago. PEO Services’ pretax margin improved 70 basis points. Average worksite employees paid by PEO Services increased 17% to approximately 181,000 compared with the third quarter of fiscal 2007.”

Dealer Services

“Dealer Services’ revenues increased 8% for the third quarter, over 5% organically, compared with a year ago. Overall new business sales growth slowed with strong sales in beyond the core Dealer Management Systems (DMS) solutions offsetting slower growth in the core DMS. Dealer Services’ pretax margin expanded 40 basis points in the quarter compared with a year ago from increased operating leverage, partially offset by costs relating to the acquisitions of three Autoline distributors that were completed earlier in the year.”

Client Funds

"Interest on funds held for clients was flat compared to last year's third quarter, at $198.5 million, due to a 6.2% increase in average client funds balances to $18.7 billion, offset by a lower average interest yield of nearly 30 basis points to 4.2% from an average interest yield of 4.5% last year, excluding gains and losses.”

Fiscal 2008 Forecast

“Although ADP has been somewhat impacted by the slowing economy, we continue to anticipate strong revenue and earnings per share growth for fiscal 2008. We remain confident in attaining our revenue growth forecast of 12% to 13%, which includes approximately two percentage points from foreign exchange rates. We are equally confident in achieving the high end of our earnings per share growth forecast of 18% to 21% in diluted earnings per share from continuing operations, up from $1.80 in fiscal 2007, which excludes the net one-time gain recorded in the first quarter of fiscal 2007.”

“For Employer Services, we anticipate revenue growth of nearly 10%. We are narrowing our forecasted pretax margin expansion for Employer Services to 80 to 100 basis points from our previous forecast of 70 to 110 basis points. For PEO Services, we continue to anticipate 19% to 20% revenue growth and pretax margin expansion of 50 to 90 basis points. We are forecasting high single-digit new business sales growth worldwide for Employer Services and PEO Services on a combined basis, which is slightly lower than our previous forecast of high single-digit to low double-digit growth. For Dealer Services, we anticipate nearly 9% revenue growth. We are lowering our forecasted pretax margin expansion for Dealer Services to about 70 basis points from our previous forecast of 70 to 90 basis points improvement.”

“Interest on funds held for clients is still anticipated to grow 3% to 4% based on expected growth of 6% to 7% in average client funds balances and a full-year average interest yield of nearly 4.4%, compared with the fiscal 2007 average interest yield of nearly 4.5%, excluding gains and losses. The interest assumptions in our current forecasts are based on Fed Funds futures contracts and forward yield curves as of April 30, 2008. The Fed Funds futures contracts do not anticipate any further changes in the Fed Funds rate through June 30, 2008, the end of our fiscal year, thus exiting the fiscal year with a Fed Funds rate of 2.00%. The forward yield curves as of April 30, 2008 indicate fixed income rates in line with our last guidance update on March 25, 2008.”

“I am pleased with ADP’s performance through our first nine months of fiscal 2008 with revenue growth of 13% and an increase in diluted earnings per share from continuing operations of 20%. We remain on target to deliver strong forecasted results for the year. ADP’s market leading solutions are exceptionally strong. We intend to continue with our commitment to invest in new products, salesforce expansion, and implementation and client service resources while remaining diligent around pretax margin expansion. We believe that our continued focus on our five-point strategic growth program will enable us to continue to deliver both strong revenue growth and margin improvement over our strategic planning horizon.” Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2006, 2007, and 2008 have been updated for the third quarter fiscal 2008 results and posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data along with the quarterly and full-year statements of earnings for fiscal 2006 and fiscal 2007.

An analyst conference call will be held today, Thursday, May 1 at 5:00 p.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP’s home page, www.adp.com, or ADP’s Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (NYSE: ADP), with nearly $8 billion in revenues and over 600,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging more than 55 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2008	2007

Assets
Cash and cash equivalents/Short-term marketable securities	$1,676.3	$1,816.5
Other current assets	1,771.6	1,490.0
Assets of discontinued operations	-	57.7
Total current assets before funds held for clients	3,447.9	3,364.2
Funds held for clients	24,372.1	18,489.2
Total current assets	27,820.0	21,853.4

Long-term marketable securities	59.1	68.1
Property, plant and equipment, net	732.6	723.8
Other non-current assets	4,163.8	4,003.6
Total assets	$32,775.5	$26,648.9

Liabilities and Stockholders' Equity
Other current liabilities	$1,904.7	$1,771.7
Liabilities of discontinued operations	-	19.1
Total current liabilities before client funds obligations	1,904.7	1,790.8
Client funds obligations	23,958.1	18,673.0
Total current liabilities	25,862.8	20,463.8

Long-term debt	52.5	43.5
Other non-current liabilities	1,361.4	993.7
Total liabilities	27,276.7	21,501.0

Total stockholders' equity	5,498.8	5,147.9
Total liabilities and stockholders' equity	$32,775.5	$26,648.9

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
REVENUES:
Revenues, other than interest on funds held for clients and PEO revenues	$1,931.0	$1,725.1	$5,273.4	$4,679.6
Interest on funds held for clients	198.5	198.3	515.0	475.3
PEO revenues (A)	297.7	247.6	780.9	645.2
Total revenues	2,427.2	2,171.0	6,569.3	5,800.1

EXPENSES:
Costs of revenues:
Operating expenses	1,033.5	891.4	2,921.6	2,516.4
Systems development and programming costs	132.0	122.2	385.1	355.7
Depreciation and amortization	58.9	53.5	177.9	154.4
Total costs of revenues	1,224.4	1,067.1	3,484.6	3,026.5

Selling, general and administrative expenses	585.3	549.8	1,673.4	1,557.0
Interest expense	7.9	7.0	68.0	74.7
Total expenses	1,817.6	1,623.9	5,226.0	4,658.2

Other income, net	(25.9)	(24.3)	(114.2)	(174.2)

Earnings from continuing operations before income taxes	635.5	571.4	1,457.5	1,316.1

Provision for income taxes	231.9	211.3	521.8	488.9

Net earnings from continuing operations	$403.6	$360.1	$935.7	$827.2

Earnings from discontinued operations, net of provision for income taxes of $0.9 and $53.6 for the three months ended March 31, 2008 and 2007, respectively, and $31.7 and $103.8 for the nine months ended March 31, 2008 and March 31,2007, respectively	10.0	28.8	66.5	116.8
Net earnings	$413.6	$388.9	$1,002.2	$944.0

Basic earnings per share from continuing operations	$0.78	$0.65	$1.79	$1.50
Basic earnings per share from discontinued operations	0.02	0.05	0.13	0.21
Basic earnings per share	$0.80	$0.70	$1.91	$1.71

Diluted earnings per share from continuing operations	$0.77	$0.65	$1.77	$1.48
Diluted earnings per share from discontinued operations	0.02	0.05	0.13	0.21
Diluted earnings per share	$0.79	$0.70	$1.89	$1.69

Dividends per common share	$0.2900	$0.2300	$0.8100	$0.6450

Detail of diluted earnings per share from discontinued operations:
Brokerage Services Group (BSG) Business	$-	$0.03	$-	$0.14
Travel Clearing (B)	0.02	0.01	0.12	0.02
All Other Discontinued Operations	-	0.01	-	0.04
Total diluted earnings per share from discontinued operations	$0.02	$0.05	$0.13	$0.21

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $3,043.9 and $2,417.8 for the three months ended March 31, 2008 and 2007, respectively, and $8,413.0 and $6,763.1 for the nine months ended March 31, 2008 and 2007, respectively.

(B) The $0.12 in diluted EPS for the nine months ended March 31, 2008 primarily represents the gain on the sale of the Travel Clearing business.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007	Change	% Change
Revenues (A)
Employer Services	$1,758.5	$1,615.0	$143.5	9%
PEO Services	299.6	249.1	50.5	20%
Dealer Services	343.8	318.7	25.1	8%
Other	25.3	(11.8)	37.1	100+ %
	$2,427.2	$2,171.0	$256.2	12%
Pre-tax earnings from continuing operations (A)
Employer Services	$577.9	$516.2	$61.7	12%
PEO Services	27.9	21.5	6.4	30%
Dealer Services	58.1	52.5	5.6	11%
Other	(28.4)	(18.8)	(9.6)	(51)%
	$635.5	$571.4	$64.1	11%
Pre-tax margin (A)
Employer Services	32.9%	32.0%	0.9%
PEO Services	9.3%	8.6%	0.7%
Dealer Services	16.9%	16.5%	0.4%
Other	n/m	n/m	n/m
	26.2%	26.3%	(0.1)%

	Nine Months Ended
	March 31,
	2008	2007	Change	% Change
Revenues (A)
Employer Services	$4,705.7	$4,272.9	$432.8	10%
PEO Services	786.4	649.5	136.9	21%
Dealer Services	1,009.8	931.2	78.6	8%
Other	67.4	(53.5)	120.9	100+ %
	$6,569.3	$5,800.1	$769.2	13%
Pre-tax earnings from continuing operations (A)
Employer Services	$1,276.0	$1,129.9	$146.1	13%
PEO Services	79.3	59.3	20.0	34%
Dealer Services	165.1	146.2	18.9	13%
Other	(62.9)	(19.3)	(43.6)	(100)+%
	$1,457.5	$1,316.1	$141.4	11%
Pre-tax margin (A)
Employer Services	27.1%	26.4%	0.7%
PEO Services	10.1%	9.1%	1.0%
Dealer Services	16.3%	15.7%	0.6%
Other	n/m	n/m	n/m
	22.2%	22.7%	(0.5)%

(A) Prior year's segment results were adjusted to reflect fiscal year 2008 budgeted foreign exchange rates.

n/m - not meaningful
	Three Months Ended
	March 31,
	2008	2007	Change
Components of other income, net:
Interest income on corporate funds	$(25.0)	$(24.8)	$(0.2)
Realized gains on available-for-sale securities	(3.4)	(0.4)	(3.0)
Realized losses on available-for-sale securities	3.0	0.9	2.1
Other	(0.5)	-	(0.5)
Total other income, net	$(25.9)	$(24.3)	$(1.6)

	Nine Months Ended
	March 31,
	2008	2007	Change
Components of other income, net:
Interest income on corporate funds	$(112.0)	$(118.3)	$6.3
Gain on sale of investment	-	(38.6)	38.6
Realized gains on available-for-sale securities	(8.8)	(20.5)	11.7
Realized losses on available-for-sale securities	8.3	3.2	5.1
Other	(1.7)	-	(1.7)
Total other income, net	$(114.2)	$(174.2)	$60.0

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$403.6	$360.1	$43.5	12%
Net earnings	$413.6	$388.9	$24.7	6%
Basic weighted average shares outstanding	519.8	552.1	(32.3)	(6)%
Basic earnings per share from continuing operations	$0.78	$0.65	$0.13	20%
Basic earnings per share	$0.80	$0.70	$0.10	14%

Diluted net earnings from continuing operations	$403.6	$360.4	$43.2	12%
Diluted net earnings	$413.6	$389.2	$24.4	6%
Diluted weighted average shares outstanding	523.2	558.7	(35.5)	(6)%
Diluted earnings per share from continuing operations	$0.77	$0.65	$0.12	18%
Diluted earnings per share	$0.79	$0.70	$0.09	13%

	Nine Months Ended
	March 31,
	2008	2007	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$935.7	$827.2	$108.5	13%
Net earnings	$1,002.2	$944.0	$58.2	6%
Basic weighted average shares outstanding	524.0	551.6	(27.6)	(5)%
Basic earnings per share from continuing operations	$1.79	$1.50	$0.29	19%
Basic earnings per share	$1.91	$1.71	$0.20	12%

Diluted net earnings from continuing operations	$935.7	$828.3	$107.4	13%
Diluted net earnings	$1,002.2	$945.1	$57.1	6%
Diluted weighted average shares outstanding	529.9	558.5	(28.6)	(5)%
Diluted earnings per share from continuing operations	$1.77	$1.48	$0.29	20%
Diluted earnings per share	$1.89	$1.69	$0.20	12%

	Three Months Ended
	March 31,
	2008	2007	Change	% Change
Key Statistics:
Internal revenue growth:
Employer Services	8%	9%
PEO Services	20%	26%
Dealer Services	5%	6%

Average investment balances at cost (in billions):
Corporate investments	$2.2	$2.0	$0.2	9.1%
Funds held for clients	18.7	17.6	1.1	6.2%
Total	$21.0	$19.7	$1.3	6.5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate investments	4.5%	4.9%
Funds held for clients	4.2%	4.5%
Total	4.3%	4.5%
Net unrealized gain (loss) position at end of period	$429.6	$(88.9)

Employer Services:
Change in pays per control - Majors AutoPay	1.1%	3.0%
Change in client revenue retention percentage - worldwide	0.9 pts	(0.5) pts
Employer Services/PEO new business sales growth - worldwide	4%	12%

PEO Services:
Paid PEO worksite employees at end of period	183,000	156,000
Average paid PEO worksite employees during the period	181,000	155,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts)
(Unaudited)
	Nine Months Ended
	March 31,
	2008	2007	Change	% Change
Key Statistics:
Internal revenue growth:
Employer Services	9%	9%
PEO Services	21%	26%
Dealer Services	6%	5%

Average investment balances at cost (in billions):
Corporate investments	$3.3	$3.5	$(0.2)	(6.4)%
Funds held for clients	15.5	14.4	1.1	7.5%
Total	$18.8	$17.9	$0.9	4.8%
Average interest rates earned exclusive of realized losses (gains) on:
Corporate investments	4.6%	4.5%
Funds held for clients	4.4%	4.4%
Total	4.5%	4.4%
Net unrealized gain (loss) position at end of period	$429.6	$(88.9)

Employer Services:
Change in pays per control - Majors AutoPay	1.4%	2.4%
Change in client revenue retention percentage - worldwide	0.4 pts	(0.1) pts
Employer Services/PEO new business sales growth - worldwide	8%	13%

PEO Services:
Paid PEO worksite employees at end of period	183,000	156,000
Average paid PEO worksite employees during the period	172,000	145,000

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:
ADP Investor Relations
Elena Charles, 973-974-4077
Debbie Morris, 973-974-7821